UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 10, 2020

BIG LOTS, INC.
(Exact name of registrant as specified in its charter)

Ohio	001-08897	06-1119097
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4900 E. Dublin-Granville Road, Columbus, Ohio 43081
(Address of principal executive offices) (Zip Code)

(614) 278-6800
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common shares	BIG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).
Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07    Submission of Matters to a Vote of Security Holders.

At our Annual Meeting of Shareholders held on June 10, 2020 (“Annual Meeting”), our shareholders voted on the following proposals, with 4,161,406 broker non-votes for Proposal One, Proposal Two and Proposal Three and the remaining votes cast as follows:

•	Proposal One. To elect eleven directors to our Board of Directors:

Director	For	Withheld
James R. Chambers	30,006,997	199,015
Andrew C. Clarke	30,025,107	180,905
Sebastian J. DiGrande	29,635,017	570,995
Aaron Goldstein	30,017,980	188,032
Marla C. Gottschalk	29,912,763	293,249
Cynthia T. Jamison	28,039,543	2,166,469
Thomas A. Kingsbury	30,013,709	192,303
Christopher J. McCormick	29,833,687	372,325
Nancy A. Reardon	29,537,495	668,517
Wendy L. Schoppert	29,640,666	565,346
Bruce K. Thorn	29,924,683	281,329

•	Proposal Two. To approve the Big Lots 2020 Long-Term Incentive Plan:

For	29,141,477
Against	1,002,718
Abstain	61,817

•	Proposal Three. To approve, on an advisory basis, the compensation of our named executive officers, as disclosed in our 2020 Proxy Statement:

For	29,687,355
Against	438,881
Abstain	79,796

•	Proposal Four. To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal 2020:

For	33,292,352
Against	1,016,979
Abstain	58,087

No other matters were submitted to a vote of our shareholders at the Annual Meeting.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIG LOTS, INC.

Date: June 12, 2020	By:	/s/ Ronald A. Robins, Jr.
Ronald A. Robins, Jr.
Executive Vice President, General Counsel and Corporate Secretary